First Trust Advisors L.P.
                      1001 Warrenville Road
                     Lisle, Illinois  60532


                       September 18, 2008


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 1818

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
152529 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President